UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 8, 2010
The Sherwin-Williams Company
(Exact Name of Registrant as Specified in Charter)

Ohio	1-04851	34-0526850
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

101 Prospect Avenue, N.W.
Cleveland, Ohio	44115
(Address of Principal	(Zip Code)
Executive Offices)
(216) 566-2000
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On January 8, 2010, The Sherwin-Williams Company (“Sherwin-Williams”) entered into a new three-year $500 million Credit Agreement (the “New Credit Agreement”) with a syndicate of lenders, including JPMorgan Chase Bank, N.A. and Citibank, N.A., as co-documentation agents, Bank of America, N.A., as administrative agent, and Wells Fargo Bank, N.A., as syndication agent. The New Credit Agreement provides that Sherwin-Williams may increase the size of the facility, subject to the discretion of each lender to participate in such increase, up to an aggregate amount of $750 million. The New Credit Agreement will mature on January 8, 2013 and provides Sherwin-Williams with the right to request that the lenders extend the maturity date for two additional periods of one year each. The New Credit Agreement may be used for general corporate purposes, including to finance working capital requirements and to support commercial paper borrowings.
     The New Credit Agreement replaces Sherwin-Williams’ $845 million Five-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of July 19, 2004, as amended and restated as of July 20, 2005 and further amended and restated as of December 8, 2005 (the “Prior Credit Agreement”), among Sherwin-Williams, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended. The Prior Credit Agreement was terminated effective January 8, 2010 and was scheduled to expire on July 20, 2010.
     The New Credit Agreement contains representations, warranties, covenants and events of default substantially the same as those contained in the Prior Credit Agreement.
     Certain of the lenders, as well as certain of their respective affiliates, have performed and may in the future perform for Sherwin-Williams and its subsidiaries, various commercial banking, investment banking, underwriting, trust services, financial advisory and other financial services, for which they have received and may in the future receive customary fees and expenses.
     The foregoing description of the New Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Credit Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.
     Effective January 8, 2010, the Prior Credit Agreement was terminated, and such facility had no outstanding borrowings at the time of its termination.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The information described in Item 1.01 above relating to the New Credit Agreement is incorporated herein by reference into this Item 2.03. As of the date of this report, Sherwin-Williams had no outstanding borrowings under the New Credit Agreement.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.
          The following exhibit is filed with this report:

Exhibit No.	Exhibit Description

4.1	Credit Agreement, dated as of January 8, 2010, among Sherwin-Williams, the lenders party thereto, JPMorgan Chase Bank, N.A. and Citibank, N.A., as co-documentation agents, Bank of America, N.A., as administrative agent, and Wells Fargo Bank, N.A., as syndication agent.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY
January 11, 2010	By:	/s/ L.E. Stellato
L.E. Stellato
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Credit Agreement, dated as of January 8, 2010, among Sherwin-Williams, the lenders party thereto, JPMorgan Chase Bank, N.A. and Citibank, N.A., as co-documentation agents, Bank of America, N.A., as administrative agent, and Wells Fargo Bank, N.A., as syndication agent.

4